EXHIBIT 99.2

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9758

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

THE BRINK’S COMPANY TO SPIN-OFF BRINK’S HOME SECURITY TO SHAREHOLDERS

Reaches Agreement with MMI

RICHMOND, Va., February 25, 2008 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today announced that its board of directors has approved a strategic decision to spin-off its Brink’s Home Security unit (BHS), one of the largest and most successful residential alarm companies in North America, into a separate publicly traded company.  The Brink’s Company will continue to operate Brink’s, Incorporated (Brink’s, Inc.), its secure transportation and cash management unit.  The spin-off of BHS is expected to be completed in the fourth quarter of 2008.  The spin-off is expected to take the form of a tax-free stock distribution to The Brink’s Company shareholders.

In November 2007, the company announced that it had retained the Monitor Group, an international consulting firm, to assist the board in the evaluation of various strategic options.  The board also had the benefit of updated analyses from Morgan Stanley.  The board has completed its review and has determined that a spin-off of BHS serves the best interest of its shareholders by providing, in the board’s view, the best opportunity for value creation.

“Today’s announcement, which is the culmination of a comprehensive and thorough review of the strategic options available to the company, further demonstrates the board’s commitment to enhancing shareholder value,” said Michael T. Dan, chairman, president and chief executive officer of The Brink's Company.

“Both BHS and Brink’s, Inc. are market leaders that outperform their respective peers on almost every operating metric.  As separate publicly traded entities, each company should benefit from enhanced management focus, more efficient capitalization and increased financial transparency.  In addition, shareholders will have a more targeted investment opportunity, and incentives for management and employees will be more closely aligned with company performance and shareholder interests.  Given these advantages, we are confident that this transaction will enable BHS and Brink’s, Inc. to more quickly realize the valuations they deserve.

“I commend the employees of both BHS and Brink’s, Inc. for their hard work and dedication in building these two great businesses.  I am confident that both companies will continue to create value for their shareholders, employees and customers.”

Upon completion of the transaction, shareholders of The Brink’s Company will hold shares of two stand-alone, publicly traded companies:

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The Brink’s Company includes the businesses of Brink’s, Inc., the world’s premier provider of secure transportation and cash management services.  Brink’s, Inc., which has approximately 54,000 employees at operations in more than 50 countries, had 2007 revenues of approximately $2.7 billion and operating profit of $223.3 million.

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BHS, which has approximately 3,600 employees, is one of the largest and most successful residential alarm companies in North America.  In 2007, BHS had revenues of approximately $484 million and operating profit totaling $114.2 million.  BHS operates in all 50 states, the District of Columbia and several markets in two western provinces in Canada.  BHS’s ability to provide “an outstanding customer service experience,” as awarded by J. D. Power and Associates, has created a loyal customer base that includes approximately 1.2 million systems under monitoring contracts.  Through its dedication to high quality customer service, BHS maintains one of the highest subscriber retention rates among major residential alarm companies.

Dividend
The Brink’s Company intends to continue its current dividend policy until the spin-off is effective, after which the boards of directors for The Brink’s Company and BHS will determine the dividend policy of their respective companies.

Conditions
The transaction is subject to a number of customary conditions, including execution of appropriate inter-company agreements, filing of required documents with the Securities and Exchange Commission (SEC) and receipt of an opinion of counsel or a private letter ruling from the Internal Revenue Service that it will be tax-free to The Brink’s Company shareholders.

Agreement with MMI
The company also announced that it has reached an agreement with MMI Investments, L.P. (MMI), pursuant to which the company will expand its board and nominate one of MMI's nominees as a director at the 2008 annual meeting and will nominate another to serve as a director of BHS following the spin-off.  MMI has withdrawn its request to nominate any directors at the annual meeting.

About The Brink’s Company
The Brink's Company (NYSE: BCO) is a global leader in security-related services that operates two businesses: Brink's, Incorporated and Brink's Home Security.  Brink's, Incorporated is the world's premier provider of secure transportation and cash management services.  Brink's Home Security is one of the largest and most successful residential alarm companies in North America.  For more information, please visit The Brink's Company website at www.brinkscompany.com or call toll free 877-275-7488.

Important Information
In connection with its 2008 annual meeting of shareholders, The Brink's Company plans to file with the Securities and Exchange Commission (SEC) and mail to its shareholders eligible to vote at the 2008 annual meeting of shareholders a definitive proxy statement.  THE COMPANY ADVISES ITS SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Security holders may obtain a free copy of the definitive proxy statement and other documents that the company files with the SEC at the SEC's website at http://www.sec.gov.  The definitive proxy statement and these other documents may also be obtained free of charge from The Brink's Company upon request by contacting the Corporate Secretary at 1801 Bayberry Court, P. O. Box 18100, Richmond, Virginia 23226-8100.

Certain Information Regarding Participants
The Brink's Company, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the company's security holders in connection with its 2008 annual meeting of shareholders.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its definitive proxy statement dated March 23, 2007, each of which has been filed with the SEC.  Additional information regarding such individuals will be included in the definitive proxy statement for the 2008 annual meeting of shareholders.  To the extent holdings of the company's securities have changed from the amounts included in the definitive proxy statement dated March 23, 2007, such changes have been reflected on Forms 4 and 5 filed with the SEC and will be reflected in the definitive proxy statement for the 2008 annual meeting of shareholders.

Forward Looking Language
This release contains both historical and forward-looking information.  Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  The forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.  Additional discussion of factors that could affect The Brink’s Company’s future results is contained in The Brink’s Company’s periodic filings with the SEC.  All forward-looking information should be evaluated in the context of these risks, uncertainties and contingencies.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

In addition, the company expects to have BHS file with the SEC a Registration Statement on Form 10, which will contain important additional information about BHS and the spin-off. Investors are urged to review the information statement contained in such Registration Statement after its filing with the SEC.